Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
Balchem Corporation

We consent to the incorporation by reference in Registration Statements (Nos. 333-155655, 333-118292, 333-118291, 333-78355, 333-44489, 333-5912 and 333-5910) on Form S-8 of Balchem Corporation and subsidiaries of our report dated March 12, 2010 relating to our audits of the consolidated financial statements, the financial statement schedule and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Balchem Corporation for the year ended December 31, 2009.

/s/McGladrey & Pullen, LLP
New York, New York
March 12, 2010

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